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                                                                    EXHIBIT 3.22

                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                   COBBLE HILL RACQUET AND FITNESS CORPORATION

                Under Section 805 of the Business Corporation Law

                  We, the undersigned Marc Tascher and Michael F. Johnston, being respectively the President and Secretary of Cobble Hill Racquet and Fitness Corporation, a corporation organized under the laws of the State of New York (the "Corporation"), pursuant to Section 805 of the Business Corporation Law of the State of New York do hereby certify that:

                  1. The name of the Corporation is Cobble Hill Racquet and Fitness Corporation.

                  2. The Certificate of Incorporation of the Corporation was filed by the Department of State on August 19, 1985.

                  3. The Certificate of Incorporation as now in full force and effect is hereby amended to change the name of the Corporation to TSI Cobble Hill, Inc.

                  4. The text of Paragraph 1 of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

                       (1)  The name of the Corporation is TSI Cobble Hill, Inc.

                  5. The foregoing amendment of the Certificate of Incorporation was authorized by consent in writing, dated as of April 5, 1988, of the sole director of the Corporation, followed by the unanimous written consent, dated as of April 6, 1988, signed by the

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sole holder of all outstanding shares of the Corporation entitled to vote thereon, all pursuant to Sections 615, 708, 803 and 805 of the Business Corporation Law of the State of New York.

                  IN WITNESS WHEREOF, we have executed this Certificate as of the 7th day of April, 1988, and affirm the statements contained herein as true under the penalties of perjury.

                                             /s/ Marc Tascher
                                             -----------------------------------
                                                         Marc Tascher
                                                          President

                                             /s/ Michael F. Johnston
                                             -----------------------------------
                                                     Michael F. Johnston
                                                          Secretary

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                          CERTIFICATE OF INCORPORATION
                                       of
                   COBBLE HILL RACQUET AND FITNESS CORPORATION

                Under Section 402 of the Business Corporation Law

                  The undersigned, a natural person over the age of eighteen years, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify that:

                  FIRST: The name of the Corporation is Cobble Hill Racquet and Fitness Corporation.

                  SECOND: The purposes for which the Corporation is formed are to do any and all of the things hereinafter set forth, as principal and as agent, alone and in association with others, to the same extent as natural persons might or could do in any part of the world, namely:

                  (a) To construct, erect, build, purchase, sell, rent, hire, lease or otherwise acquire or dispose of racquets, squash racquets, racquetball, squash tennis and physical exercise and fitness facilities; to own, manage, operate and maintain such facilities and to provide the same for the use and benefit of the public generally; to use such facilities for any other purposes compatible therewith; to provide locker rooms, showers and other conveniences in connection therewith; to plan, promote, organize and conduct public exhibitions of racquets, squash racquets, racquet ball, squash tennis and physical exercise and fitness training; to give instructions to members of the public in racquets, squash racquets, racquetball, squash tennis and physical exercise and fitness training; to purchase, manufacture, lease, deal in and sell general sporting goods, apparel, equipment and supplies; and to acquire, sell, mortgage, lease or otherwise acquire or dispose of all real or personal property necessary or convenient to any of such purposes;

                  (b) To acquire, purchase, own, hold, operate, develop, lease, borrow, lend, mortgage, pledge, exchange, sell, transfer or otherwise dispose of and to invest, trade or deal in, other real and

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                  personal property of every kind and description and any
                  interests therein necessary or incidental to the purposes of the corporation;

                  (c) To make, enter into and perform all agreements or contracts necessary or incidental to the advancement of the purposes of the corporation, and to do and transact all acts, business and things to accomplish or further any of the objects, powers or purposes of the corporation incident to or in anywise connected therewith;

                  (d) To engage in any similar business which may be conducted by a corporation as permitted by Section 201 of the Business Corporation Law; and

                  (e) To have, in furtherance of the purposes of the corporation, all of the powers conferred upon corporations organized under the Business Corporation Law, subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

The foregoing purposes shall be deemed to be objects and powers of the corporation as well as its purposes and shall be deemed independent, each of the other, and no purpose, object or power is intended to limit or restrict any other purpose, object or power.

                  THIRD: The office of the corporation in the State of New York is to be located in the City of New York, County of New York.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock, par value $0.10 per share.

                  FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                           Cobble Hill Racquet and Fitness Corporation
                           c/o Fox Glynn & Melamed
                           One Broadway
                           New York, New York 10004

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                  SIXTH: The corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under the Business Corporation Law of the State of New York.

                  SEVENTH: The by-laws of the corporation may be amended at any meeting of shareholders by vote of the shareholders holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The board of directors of the corporation may from time to time by the vote of a majority of the directors then in office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of the corporation), but the shareholders of the corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the board of directors of the corporation.

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                  IN WITNESS WHEREOF, the undersigned has executed and
acknowledged this Certificate of Incorporation this 15th day of August, 1985.

                                             /s/ Edward C. Marschner
                                             -----------------------------------
                                             Edward C. Marschner
                                             One Broadway
                                             New York, New York 10004

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  On this 15th day of August, 1985, before me personally came Edward C. Marschner, to me known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation, and acknowledged to me that he executed the same.

                                             /s/ Gail Moutsatsos
                                             -----------------------------------
                                                        Notary Public

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